                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDERED SHARES OF COMMON STOCK

           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                            ALLIANT TECHSYSTEMS INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) (a) if certificates for the shares of Common Stock, par value $.01 per share, of Alliant Techsystems Inc. are not immediately available and cannot be delivered to the Depositary at or prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in Section 1 of the Offer to Purchase); (b) if the procedure for book-entry transfer cannot be completed on a timely basis; or (c) if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form, properly completed and duly executed, may be delivered by hand or transmitted by mail, or, for Eligible Institutions only (as defined in the Offer to Purchase), by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM, MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL (OR AGENT'S MESSAGE) AND CERTIFICATES FOR SHARES (OR CONFIRMATIONS OF BOOK-ENTRY TRANSFER) TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

            TO: CHASEMELLON STOCKHOLDER SERVICES, L.L.C., DEPOSITARY

              BY MAIL:                               BY HAND:
      Reorganization Department              Reorganization Department
            P.O. Box 3301                    120 Broadway--13th Floor
     South Hackensack, NJ 07606                 New York, NY 10271

     BY FACSIMILE TRANSMISSION:                BY OVERNIGHT COURIER:
  (For Eligible Institutions Only)           Reorganization Department
            201-269-4293                        85 Challenger Road
    CONFIRM RECEIPT OF FACSIMILE                 Mail Drop--Reorg
            201-296-4860                     Ridgefield Park, NJ 07660

                    THE INFORMATION AGENT FOR THE OFFER IS:
                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                            New York, New York 10010
                             212-929-5500 (collect)
                            800-322-2885 (toll-free)

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Alliant Techsystems Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 6, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares listed below of the Company's Common Stock, par value $.01 per share (the "Shares") (including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of September 28, 1990, as amended, between the Company and The Chase Manhattan Bank (as successor to Manufacturers Hanover Trust Company), as Rights Agent), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:
                                                               Signature(s)
Certificate Nos.: (if available)
                                                          Name(s) (Please Print)
If Shares will be tendered by book-entry transfer:
Name of Tendering Institution:
                                                                Address(es)
Account No. at DTC:
Dated:
                                                      Area Code and Telephone Number

                                    ODD LOTS

To be completed ONLY if Shares are being tendered by or on behalf of persons owning, beneficially or of record an aggregate of fewer than 100 Shares (not including any Shares held pursuant to the Company's 401(k) plans or its employee stock purchase plans) as of the close of business on November 5, 1998.

The undersigned either (check one):

/ / was the beneficial owner or owner of record of an aggregate of fewer than 100 Shares (not including any Shares held pursuant to the Company's 401(k) plans or its employee stock purchase plans) as of the close of business on November 5, 1998, all of which are tendered, or;

/ / is a broker, dealer, commercial bank, trust company or other nominee that
(i) is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned an aggregate of fewer than 100 Shares (not including any Shares held pursuant to the Company's 401(k) plans or its employee stock purchase plans) as of the close of business on November 5, 1998 and is tendering all of such Shares.

                               CONDITIONAL TENDER

  UNLESS THIS BOX HAS BEEN COMPLETED AND A MINIMUM SPECIFIED, THE TENDER WILL BE DEEMED UNCONDITIONAL (See Sections 6 and 13 of the Offer to Purchase)

  / / Check here if tender of Shares is conditional on the Company purchasing all or a minimum number of the tendered Shares and complete the following:

  Minimum Number of Shares that must be purchased, if any are purchased:
                        ________________________ Shares

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
              CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED,
          OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

/ / The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the "Dutch Auction" tender process. This action will result in receiving a price per Share of as low as $67 or as high as $77.
               ________________________OR________________________

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

   By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A stockholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal and Notice of Guaranteed Delivery for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price.

   Price (in dollars) per Share at which Shares are being tendered:

/ / 67.00  / / 69.00  / / 71.00  / / 73.00  / / 75.00
/ / 67.25  / / 69.25  / / 71.25  / / 73.25  / / 75.25
/ / 67.50  / / 69.50  / / 71.50  / / 73.50  / / 75.50
/ / 67.75  / / 69.75  / / 71.75  / / 73.75  / / 75.75
/ / 68.00  / / 70.00  / / 72.00  / / 74.00  / / 76.00
/ / 68.25  / / 70.25  / / 72.25  / / 74.25  / / 76.25
/ / 68.50  / / 70.50  / / 72.50  / / 74.50  / / 76.50
/ / 68.75  / / 70.75  / / 72.75  / / 74.75  / / 76.75
                                            / / 77.00

--------------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing, an "Eligible Institution"), guarantees (a) that the above-named person(s) has a net long position in the Shares (and associated Rights) being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) that the undersigned will deliver to the Depositary, at one of its addresses set forth above, (i) certificate(s) for the Shares tendered hereby, in proper form for transfer; or (ii) a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, in each case, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) (or an Agent's Message), with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange trading days after the date that the Depositary receives this Notice of Guaranteed Delivery.

                  Name of Firm                                  Authorized Signature
                    Address                                             Name
             City, State, Zip Code                                     Title
         Area Code and Telephone Number
Dated:, 1998

                 DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
                   YOUR STOCK CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.

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